Exhibit 99.1

MEDLEY MANAGEMENT INC. REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

NEW YORK, March 15, 2017 (GLOBE NEWSWIRE) -- Medley Management Inc. (NYSE: MDLY) today reported its financial results for its fourth quarter and year ended December 31, 2016.

Highlights

•	Total assets under management were over $5.3 billion as of December 31, 2016

•	Fee earning assets under management were $3.2 billion as of December 31, 2016

•	U.S. GAAP net income attributable to Medley Management Inc. was $0.07 per share for Q4 2016 and $0.02 for the year ended December 31, 2016

•	Core Net Income Per Share was $0.14 for Q4 2016 and $0.54 for the year ended December 31, 2016

“The fourth quarter of 2016 was another consistent quarter of earnings for Medley. During the quarter, AUM increased over 6% to $5.3 billion. We continued to diversify our platform and are pleased with the launch of Sierra Total Return Fund which occurred in January,” said Brook Taube, CEO of Medley.

Results of Operations for the Three Months Ended December 31, 2016

Total revenues increased by $2.3 million to $18.3 million for the three months ended December 31, 2016 compared to the same period in 2015. The increase was due primarily to an accrual of performance fee revenue which was partly offset by a decrease in management fees due primarily to lower incentive fees from our permanent capital vehicles.

Total expenses from operations decreased by $0.7 million to $9.2 million for the three months ended December 31, 2016 compared to the same period in 2015. The decrease was due primarily to lower expenses under our expense support agreement with Sierra Income Corporation ("SIC") and lower compensation and benefit expenses. The decrease was partly offset by changes in performance fee compensation.

Total other expense, net decreased by $0.9 million to $1.6 million for the three months ended December 31, 2016 compared to the same period in 2015. The decrease was due primarily to a decrease in expense associated with our revenue share payable.

Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC increased by $1.9 million to $5.3 million for the three months ended December 31, 2016 compared to the same period in 2015. Medley Management Inc.’s net income per share was $0.07 for the three months ended December 31, 2016 compared to $0.08 for the same period in 2015.

Pre-Tax Core Net Income remained consistent at $7.4 million for the three months ended December 31, 2016 compared to the same period in 2015. Core Net Income Per Share remained consistent at $0.14 for the three months ended December 31, 2016, compared to the same period in 2015. Core EBITDA increased by $0.2 million to $9.8 million for the three months ended December 31, 2016 compared to the same period in 2015.

Results of Operations for the Year Ended December 31, 2016

Total revenues increased by $8.6 million to $76.0 million for the year ended December 31, 2016 compared to the same period in 2015. The increase was due primarily to an accrual of performance fee revenue which was partly offset by a decrease in management fees due primarily to lower incentive fees from our permanent capital vehicles.

Total expenses from operations increased by $20.5 million to $56.0 million for the year ended December 31, 2016 compared to the same period in 2015. The increase was due primarily to higher expenses under our expense support agreement with SIC and changes in performance fee compensation.

Total other expense, net decreased by $0.2 million to $9.0 million for the year ended December 31, 2016 compared to the same period in 2015. The decrease was due primarily to changes in fair value of our investment in SIC.

Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC decreased by $14.1 million to $7.4 million for the year ended December 31, 2016 compared to the same period in 2015. Medley Management Inc.’s net income per share was $0.02 for the year ended December 31, 2016 compared to $0.46 for the same period in 2015.

Pre-Tax Core Net Income decreased by $3.8 million to $29.0 million for the year ended December 31, 2016 compared to the same period in 2015. Core Net Income per Share was $0.54 for the year ended December 31, 2016 compared to $0.61 for the same period in 2015. Core EBITDA decreased by $3.2 million to $38.5 million for the year ended December 31, 2016 compared to the same period in 2015.

Investor Contact:
Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212.759.0777

Media Contact:
Liz Bruce
Fitzroy Communications
212.498.9197

Key Performance Indicators:

	For the Three Months Ended December 31, (unaudited)		For the Years Ended December 31,
	2016	2015	2016	2015
	(Amounts in thousands, except AUM, share and per share amounts)
Consolidated Financial Data:
Pre-Tax Income	$7,472	$3,667	$11,015	$22,647
Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC	5,257	3,356	7,403	21,517
Net income per Class A common stock	$0.07	$0.08	$0.02	$0.46
Net Income Margin (1)	28.8%	21.0%	9.7%	31.9%
Weighted average shares - Basic and Diluted	5,809,130	6,009,400	5,804,042	6,002,422

Non-GAAP Data:
Pre-Tax Core Net Income (2)	$7,376	$7,364	$28,954	$32,798
Core Net Income (2)	6,451	6,870	25,531	29,747
Core EBITDA (3)	9,843	9,611	38,481	41,721
Core Net Income Per Share (4)	$0.14	$0.14	$0.54	$0.61
Core Net Income Margin (5)	23.0%	26.3%	21.7%	27.7%
Pro-Forma Weighted Average Shares Outstanding (6)	30,800,512	30,470,736	30,689,412	30,459,958

Other Data (at period end, in millions):
AUM	$5,335	$4,779	$5,335	$4,779
Fee Earning AUM	3,190	3,302	3,190	3,302

(1)	Net Income Margin equals Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC divided by total revenue.

(2)
Pre-Tax Core Net Income is calculated as Core Net Income before income taxes. Core Net Income reflects net income attributable to Medley Management Inc. and net income attributable to non-controlling interests in Medley LLC adjusted to exclude reimbursable expenses associated with the launch of funds, stock-based compensation associated with restricted stock units that were granted in connection with our IPO, other non-core items and the income tax expense associated with the foregoing adjustments. Please refer to the reconciliation of Core Net Income to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit C for additional details.

(3)
Core EBITDA is calculated as Core Net Income before interest expense, income taxes, depreciation and amortization. Please refer to the reconciliation of Core EBITDA to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit C for additional details.

(4)
Core Net Income Per Share is calculated as Core Net Income, adjusted for the income tax effect of assuming that all of our pre-tax earnings were subject to federal, state and local corporate income taxes, divided by Pro-Forma Weighted Average Shares Outstanding (as defined below). We assumed an effective corporate tax rate of 43.0% for all periods presented. Please refer to the calculation of Core Net Income Per Share in Exhibit D for additional details.

(5)	Core Net Income Margin equals Core Net Income Per Share divided by total revenue per share.

(6)
The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the vesting of restricted stock units and the conversion by the pre-IPO holders of 23,333,333 Medley LLC units for 23,333,333 shares of Class A common stock at the beginning of each period presented. Please refer to Exhibit D for additional details.

Fee Earning AUM

The table below presents the quarter-to-date roll forward of our total fee earning AUM:

				% of Fee Earning AUM
	Permanent Capital Vehicles	Long-dated Private Funds and SMAs	Total	Permanent Capital Vehicles	Long-dated Private Funds and SMAs
	(Dollars in millions)
Ending balance, September 30, 2016	$2,183	$928	$3,111	70%	30%
Commitments	29	116	145
Capital reduction	—	—	—
Distributions	(27)	(79)	(106)
Change in fund value	22	18	40
Ending balance, December 31, 2016	$2,207	$983	$3,190	69%	31%

Total fee earning AUM increased by $79 million, or 3% as of December 31, 2016 compared to total fee earning AUM as of September 30, 2016. The permanent capital vehicles’ share of fee earning AUM decreased to 69% as of December 31, 2016 compared to September 30, 2016.

The table below presents the year-to-date roll forward of our total fee earning AUM:

				% of Fee Earning AUM
	Permanent Capital Vehicles	Long-dated Private Funds and SMAs	Total	Permanent Capital Vehicles	Long-dated Private Funds and SMAs
	(Dollars in millions)
Ending balance, December 31, 2015	$2,238	$1,064	$3,302	68%	32%
Commitments	22	194	216
Capital reduction	(12)	—	(12)
Distributions	(126)	(285)	(411)
Change in fund value	85	10	95
Ending balance, December 31, 2016	$2,207	$983	$3,190	69%	31%

Total fee earning AUM decreased by $112 million, or 3%, to $3.2 billion as of December 31, 2016 compared to total fee earning AUM as of December 31, 2015. The permanent capital vehicles’ share of fee earning AUM increased to 69% as of December 31, 2016 compared to December 31, 2015.

Conference Call and Webcast Information

We will host an earnings conference call and audio webcast at 11:00 a.m. (Eastern Time) on Thursday, March 16, 2017 to discuss our fourth quarter and full year 2016 financial results.

All interested parties may participate in the conference call by dialing (877) 524-5743 approximately 5-10 minutes prior to the call.  International callers should dial (615) 247-0088. Participants should reference Medley Management Inc. and the conference ID of 69291290 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.mdly.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company’s website.

About Medley

Medley is a credit-focused asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise, with over 85 people, is a premier provider of capital to the middle market in the U.S. As of December 31, 2016, Medley had in excess of $5.3 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE:MCC) and Sierra Income Corporation, as well as private investment vehicles. Over the past 15 years, Medley has provided capital to over 350 companies across 35 industries in North America. For additional information, please visit Medley Management Inc. at www.mdly.com.

Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the NYSE under the symbols (NYSE:MDLX) and (NYSE:MDLQ). Medley Capital Corporation (NYSE:MCC) has outstanding bonds which trade on the NYSE under the symbols (NYSE:MCQ), (NYSE:MCV), and (NYSE:MCX).

Forward-Looking Statements

Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission, including those described in the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements made herein speak only as of the date of this press release.

Non-GAAP Financial Measures

We make reference to certain non-GAAP financial measures in this press release. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP is contained in the tables attached hereto.

Non-GAAP measures used by management include Pre-Tax Core Net Income, Core Net Income, Core EBITDA, Core Net Income Per Share and Core Net Income Margin. Management believes that these measures provide analysts, investors and management with helpful information regarding our underlying operating performance and our business, as they remove the impact of items management believes are not reflective of underlying operating performance. These non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; and for evaluating the effectiveness of operational strategies. Additionally, we believe these non-GAAP measures provide another tool for investors to use in comparing our results with other companies in our industry, many of whom use similar non-GAAP measures. There are limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable U.S. GAAP financial measure and these measures supplement and should be considered in addition to and not in lieu of the results of operations discussed below. Furthermore, such measures may be inconsistent with measures presented by other companies.

This press release does not constitute an offer for any Medley fund.

Available Information

Medley Management Inc.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available at www.mdly.com.

Exhibit A. Consolidated Statements of Operations of Medley Management Inc.

	For the Three Months Ended December 31, (unaudited)		For the Years Ended December 31,
	2016	2015	2016	2015
	(Amounts in thousands, except share and per share data)
Revenues
Management fees	$15,276	$19,097	$65,496	$75,675
Performance fees	715	(5,058)	2,421	(15,685)
Other revenues and fees	2,260	1,940	8,111	7,436
Total revenues	18,251	15,979	76,028	67,426

Expenses
Compensation and benefits	6,404	7,236	27,800	26,768
Performance fee compensation	(81)	(3,471)	(319)	(8,049)
General, administrative and other expenses	2,861	6,080	28,540	16,836
Total expenses	9,184	9,845	56,021	35,555

Other income (expense)
Dividend income	549	221	1,304	886
Interest expense	(2,633)	(2,134)	(9,226)	(8,469)
Other income (expenses), net	489	(554)	(1,070)	(1,641)
Total other income (expense), net	(1,595)	(2,467)	(8,992)	(9,224)
Income (loss) before income taxes	7,472	3,667	11,015	22,647
Provision for (benefit from) income taxes	772	62	1,063	2,015
Net income (loss)	6,700	3,605	9,952	20,632
Net income (loss) attributable to redeemable non-controlling interests and non-controlling interests in consolidated subsidiaries	1,443	249	2,549	(885)
Net income attributable to non-controlling interests in Medley LLC	4,632	2,830	6,406	18,406
Net income attributable to Medley Management Inc.	$625	$526	$997	$3,111

Net income per Class A common stock:
Basic	$0.07	$0.08	$0.02	$0.46
Diluted	$0.07	$0.08	$0.02	$0.46
Weighted average shares outstanding - Basic and Diluted	5,809,130	6,009,400	5,804,042	6,002,422

Exhibit B. Consolidated Statements of Comprehensive Income

	For the Three Months Ended December 31, (unaudited)		For the Years Ended December 31,
	2016	2015	2016	2015
	(Amounts in thousands)
Net income (loss)	$6,700	$3,605	$9,952	$20,632
Other comprehensive income (loss):
Change in fair value of available-for-sale securities	(74)	—	194	—
Total comprehensive income (loss)	6,626	3,605	10,146	20,632
Comprehensive income (loss) attributable to redeemable non-controlling interests and non-controlling interests in consolidated subsidiaries	1,440	249	2,577	(885)
Comprehensive income attributable to Medley LLC	4,575	2,830	6,539	18,406
Comprehensive income attributable to Medley Management Inc.	$611	$526	$1,030	$3,111

Exhibit C. Reconciliation of Core Net Income and Core EBITDA to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC

	For the Three Months Ended December 31, (unaudited)		For the Years Ended December 31,
	2016	2015	2016	2015
	(Amounts in thousands)
Net income attributable to Medley Management Inc.	$625	$526	$997	$3,111
Net income attributable to non-controlling interests in Medley LLC	4,632	2,830	6,406	18,406
Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$5,257	$3,356	$7,403	$21,517
Reimbursable fund startup expenses	(62)	3,275	16,329	6,378
IPO date award stock-based compensation	793	505	2,811	2,585
Other non-core items (1)	616	166	1,348	303
Income tax benefit (expense) on adjustments	(153)	(432)	(2,360)	(1,036)
Core Net Income	$6,451	$6,870	$25,531	$29,747
Interest expense	2,232	2,134	8,614	8,469
Income taxes	925	494	3,423	3,051
Depreciation and amortization	235	113	913	454
Core EBITDA	$9,843	$9,611	$38,481	$41,721

(1)
For the three months ended December 31, 2016, other non-core items consist of a $0.4 million acceleration of amortization of debt issuance costs and discount relating to prepayments made on our Term Loan Facility as a result of the refinancing of our indebtedness from the issuance of senior unsecured debt and a $0.2 million severance cost to a former employee. For the year ended December 31, 2016, other non-core items also include a $0.5 million impairment loss on our investment in CK Pearl Fund and an additional $0.2 million acceleration of amortization of debt issuance costs and discount relating to prepayments made on our Term Loan Facility as a result of the refinancing of our indebtedness from the issuance of senior unsecured debt. For the three months and year ended December 31, 2015, other non-core items consist of severance costs to former employees.

Exhibit D. Calculation of Core Net Income Per Share

	For the Three Months Ended December 31, (unaudited)		For the Years Ended December 31,
	2016	2015	2016	2015
	(Amounts in thousands, except share and per share amounts)
Numerator
Core Net Income	$6,451	$6,870	$25,531	$29,747
Add: Income taxes	925	494	3,423	3,051
Pre-Tax Core Net Income	7,376	7,364	28,954	32,798

Denominator
Class A common stock	5,809,130	6,009,400	5,804,042	6,002,422
Conversion of LLC Units to Class A common stock	23,333,333	23,333,333	23,333,333	23,333,333
Restricted stock units	1,658,049	1,128,003	1,552,037	1,124,203
Pro-Forma Weighted Average Shares Outstanding (1)	30,800,512	30,470,736	30,689,412	30,459,958
Pre-Tax Core Net Income Per Share	$0.24	$0.24	$0.94	$1.08
Less: corporate income taxes per share (2)	(0.10)	(0.10)	(0.40)	(0.47)
Core Net Income Per Share	$0.14	$0.14	$0.54	$0.61

(1)
The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of 23,333,333 Medley LLC units for 23,333,333 shares of Class A common stock at the beginning of each period presented, as well as the vesting of the weighted average number of restricted stock units during each of the periods presented.

(2)
Represents a per share adjustment for income taxes assuming that all of our pre-tax earnings were subject to federal, state and local income taxes. We assumed an effective corporate tax rate of 43.0% for all periods presented.

Exhibit E. Reconciliation of Net Income Margin to Core Net Income Margin

	For the Three Months Ended December 31, (unaudited)		For the Years Ended December 31,
	2016	2015	2016	2015

Net Income Margin	28.8%	21.0%	9.7%	31.9%
Reimbursable fund startup expenses (1)	(0.3)%	20.5%	21.5%	9.5%
IPO date award stock-based compensation (1)	4.3%	3.2%	3.7%	3.8%
Other non-core items (1)(2)	3.4%	1.0%	1.8%	0.4%
Provision for income taxes (1)	4.2%	0.4%	1.4%	3.0%
Corporate income taxes (3)	(17.4)%	(19.8)%	(16.4)%	(20.9)%
Core Net Income Margin	23.0%	26.3%	21.7%	27.7%

(1)	Adjustments to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC to calculate Core Net Income are presented as a percentage of total revenue.

(2)
For the three months ended December 31, 2016, other non-core items consist of a $0.4 million acceleration of amortization of debt issuance costs and discount relating to prepayments made on our Term Loan Facility as a result of the refinancing of our indebtedness from the issuance of senior unsecured debt and a $0.2 million severance cost to a former employee. For the year ended December 31, 2016, other non-core items also include a $0.5 million impairment loss on our investment in CK Pearl Fund and an additional $0.2 million acceleration of amortization of debt issuance costs and discount relating to prepayments made on our Term Loan Facility as a result of the refinancing of our indebtedness from the issuance of senior unsecured debt. For the three months and year ended December 31, 2015, other non-core items consist of severance costs to former employees.

(3)
Assumes that all of our pre-tax earnings, including adjustments above, are subject to federal, state and local income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 43.0% and presented the calculation as a percentage of total revenue.

Exhibit F. Consolidated Balance Sheets of Medley Management Inc.

	As of December 31,
	2016	2015
	(Amounts in thousands)
Assets
Cash and cash equivalents	$49,666	$71,688
Restricted cash equivalents	4,897	—
Investments, at fair value	31,904	16,360
Management fees receivable	12,630	16,172
Performance fees receivable	4,961	2,518
Other assets	18,311	13,015
Total assets	$122,369	$119,753

Liabilities and Equity
Loans payable	$52,178	$100,871
Senior unsecured debt	49,793	—
Accounts payable, accrued expenses and other liabilities	36,270	34,746
Performance fee compensation payable	985	1,823
Total liabilities	139,226	137,440

Redeemable Non-controlling Interests	30,805	—

Equity
Class A common stock	58	60
Class B common stock	—	—
Additional paid in capital (capital deficit)	3,310	631
Accumulated other comprehensive income (loss)	33	—
Retained earnings (accumulated deficit)	(5,254)	(730)
Total stockholders' equity (deficit), Medley Management Inc.	(1,853)	(39)
Non-controlling interests in consolidated subsidiaries	(1,717)	(459)
Non-controlling interests in Medley LLC	(44,092)	(17,189)
Total equity (deficit)	(47,662)	(17,687)
Total liabilities, redeemable non-controlling interests and equity	$122,369	$119,753